Exhibit 23.1

                     [LETTERHEAD OF GOLDSTEIN & GANZ, CPA's, P.C.]

Board of Directors
Polymer Research Corp. of America
2186 Mill Avenue
Brooklyn, New York 11234

         We hereby consent to the inclusion in the Registration Statement on Form S-2 dated October 9, 2002, of Polymer Research Corp. of America of our report dated February 25, 2002, appearing on page F-2 of the Prospectus and to the use of our name as it appears under the caption "Experts."


                                                     Goldstein & Ganz, CPA's, PC

Great Neck, NY
October 9, 2002